                        ERP OPERATING LIMITED PARTNERSHIP
                             Consolidated Historical
           Computation of Ratio of Earnings to Combined Fixed Charges

                                                                                             HISTORICAL
                                                                  ---------------------------------------------------------------
                                                                    12/31/01     12/31/00      12/31/99    12/31/98    12/31/97
                                                                  ---------------------------------------------------------------
                                                                                       (Amounts in thousands)
Income before allocation to Minority Interests, income
  from investments in unconsolidated entities, net gain
  on sales of real estate, extraordinary items and cumulative
  effect of change in accounting principle                         $ 356,424    $ 395,937     $ 326,483   $ 251,927   $ 176,014

   Interest and other financing costs                                355,250      366,622       330,548     246,585     121,324
   Amortization of deferred financing costs                            5,841        5,473         4,084       2,757       2,523
   Income from investments in unconsolidated entities                  3,772        2,309         3,850       3,105           -
                                                                   ---------    ---------     ---------   ---------   ---------
EARNINGS BEFORE COMBINED FIXED CHARGES

   AND PREFERENCE UNIT/INTEREST DISTRIBUTIONS                        721,287      770,341       664,965     504,374     299,861

   Preference unit/interest distributions                            106,119      111,941       113,196      92,917      59,012
                                                                   ---------    ---------     ---------   ---------   ---------
EARNINGS BEFORE COMBINED FIXED CHARGES                             $ 615,168    $ 658,400     $ 551,769   $ 411,457   $ 240,849
                                                                   =========    =========     =========   =========   =========
 Interest and other financing costs                                $ 355,250    $ 366,622     $ 330,548   $ 246,585   $ 121,324
 Amortization of deferred financing costs                              5,841        5,473         4,084       2,757       2,523
 Interest capitalized for real estate under construction              28,174       17,650         8,134       1,620           -
                                                                   ---------    ---------     ---------   ---------   ---------
TOTAL COMBINED FIXED CHARGES                                         389,265      389,745       342,766     250,962     123,847

   Preference unit/interest distributions                            106,119      111,941       113,196      92,917      59,012
                                                                   ---------    ---------     ---------   ---------   ---------
TOTAL COMBINED FIXED CHARGES

   AND PREFERENCE UNIT/INTEREST DISTRIBUTIONS                      $ 495,384    $ 501,686     $ 455,962   $ 343,879   $ 182,859
                                                                   =========    =========     =========   =========   =========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    TO TOTAL COMBINED FIXED CHARGES                                     1.58         1.69          1.61        1.64        1.94
                                                                   =========    =========     =========   =========   =========

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERENCE UNIT/INTEREST DISTRIBUTIONS TO TOTAL COMBINED
    FIXED CHARGES AND PREFERENCE UNIT/INTEREST DISTRIBUTIONS            1.46         1.54          1.46        1.47        1.64
                                                                   =========    =========     =========   =========   =========